UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 19, 2022

Gain Therapeutics, Inc.
(Exact Name of the Registrant as Specified in Charter)

Delaware	001-40237	85-1726310
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4800 Montgomery Lane, Suite 220

Bethesda, Maryland 20814

(Address of principal executive offices) (Zip Code)

(301) 500-1556

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of exchange on which registered
Common Stock, $0.0001 par value	GANX	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Eric Richman as Chief Executive Officer; Transition into Consultant Role

On September 20, 2022, Gain Therapeutics, Inc. (the “Company”) announced that Eric Richman informed the Board of Directors (the “Board”) of his intent to resign as Chief Executive Officer, effective immediately. Mr. Richman will continue to serve as a member of the Board until the date of the Company’s 2023 Annual Meeting of Stockholders and the election of his successor, and will transition into a consultant role with the Company.

In connection with Mr. Richman’s resignation, the Board approved entering into a Transition Agreement with Mr. Richman dated September 19, 2022 (the “Transition Agreement”). Pursuant to the Transition Agreement, Mr. Richman’s employment terminates effective September 20, 2022, and (i)  subject to the commencement of Mr. Richman’s consulting arrangement provided for pursuant to the Consulting Agreement described below (the date of such commencement, the “Consulting Start Date”), Mr. Richman is entitled to an award of a nonqualified option to purchase 329,400 shares of the Company’s common stock at an exercise price equal to the fair market value of the Company’s common stock on the date of grant (the “Consulting Option”) and 54,900 restricted stock units (the “Consulting RSUs”), in each case upon the terms and conditions of the Company’s 2022 Equity Incentive Plan (the “2022 Plan”) and applicable award documentation, and (ii) Mr. Richman’s existing option to purchase Company common stock will continue in full force and effect, subject to certain specified amendments to the terms thereof to provide for net settlement for the payment of exercise price and/or withholding taxes, and will remain exercisable until the earlier of the original expiration date thereof and 18 months following the cessation of Mr. Richman’s continued consulting and/or Board service. The Consulting Option and Consulting RSUs vest in full on the first anniversary of the Consulting Start Date, subject to Mr. Richman’s continued provision of consulting and/or Board service, and subject to accelerated vesting during such continued service (a) upon termination due to death, disability, or termination of the Consulting Agreement other than due to material breach thereunder or (b) upon a change in control of the Company.

The foregoing description of the Transition Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Transition Agreement, which is filed as Exhibit 10.1 to this Current Report and incorporated by reference herein. Mr. Richman is not entitled to any additional compensation in connection with his continued service as a member of the Board and does not currently serve on any committee of the Board.

Also in connection with Mr. Richman’s resignation, the Board approved entering into a Consulting Agreement with Mr. Richman dated September 20, 2022 (the “Consulting Agreement”). Pursuant to the Consulting Agreement, which has a term of 12 months, Mr. Richman is entitled to a monthly consulting fee of $27,200 in exchange for performing consulting services as a special advisor to the Company and the Board and as an independent contractor of the Company. Mr. Richman’s existing equity awards will continue to vest in accordance with their terms while the Consulting Agreement is in effect and Mr. Richman continues to serve on the Board.

The foregoing description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Consulting Agreement, which is filed as Exhibit 10.2 to this Current Report and incorporated by reference herein.

Appointment of Matthias Alder as President and Chief Executive Officer and Director

On September 20, 2022, the Company announced that Matthias Alder, the Company’s former Chief Operating Officer, has been appointed by the Board to serve as the Company’s President and Chief Executive Officer and as a member of the Board, in each case effective September 20, 2022 (the “Effective Date”). In connection with such Board appointment, the Board authorized an increase in the size of the Board from seven to eight directors. In connection with his appointment as President and Chief Executive Officer, the Board approved entering into an Amended and Restated Employment Agreement with Mr. Alder dated September 20, 2022 (the “Amended and Restated Employment Agreement”).

Prior to serving as President and Chief Executive Officer of the Company, Mr. Alder, 57, served as the Company’s Chief Operating Officer commencing in October 2021. Prior to joining the Company, he served as Chief Business Officer at Autolus Therapeutics plc from 2017 to 2021. Prior to then, from 2014 to 2017, Mr. Alder held various executive management positions at Sucampo Pharmaceuticals, Inc., a biopharmaceutical company which was subsequently acquired by Mallinckrodt Pharmaceuticals, including executive vice president of Business Development and Licensing, and general counsel and corporate secretary. Prior to 2014, Mr. Alder served as executive vice president of corporate development and legal affairs and corporate secretary at Cytos Biotechnology AG, a biopharmaceutical company focused on the development of targeted immunotherapies, from 2013 to October 2014. From 2006 to 2012, Mr. Alder held various executive management roles at Micromet, Inc., serving as senior vice president for administration, general counsel and secretary at the time of the acquisition of Micromet by Amgen Inc. in 2012. He was also a partner in the Life Sciences Transactions Practice at Cooley LLP from 2000 to 2006, where he represented biotech companies in strategic transactions with pharmaceutical companies. Earlier in his career, Mr. Alder was in-house counsel at Ciba-Geigy and Novartis. Mr. Alder holds law degrees from the University of Basel and the University of Miami and is qualified to practice law in Switzerland and the United States.

Pursuant to the Amended and Restated Employment Agreement, Mr. Alder will be entitled to (i) an annualized base salary of $500,000 and (ii) as determined by the Board in its sole discretion, an annual incentive cash bonus with a target of 50% of his annual base salary.  Also pursuant to the Amended and Restated Employment Agreement, the Board approved the grant to Mr. Alder of an option to purchase up to 60,900 shares of the Company’s common stock at an exercise price per share equal to fair market value on the date of grant (the “Promotion Option”) and 10,200 restricted stock units (the “Promotion RSUs”), in each case subject to the terms and conditions of the 2022 Plan and the applicable award documentation. Subject in each case to Mr. Alder’s continued service through each applicable vesting date, (i) the Promotion Option will vest and become exercisable 25% on the first anniversary of the Effective Date, with the remaining balance vesting and becoming exercisable in substantially equal monthly installments over the three years thereafter on the same day of the month as the Effective Date and (ii) the Promotion RSUs will vest 25% on the first anniversary of the Effective Date, with the remaining balance vesting in substantially equal quarterly installments every three months over the three years thereafter on the same day of the month as the Effective Date. In addition, the Amended and Restated Employment Agreement provides that Mr. Alder will be eligible for equity incentive grants as determined by the Board in its sole discretion from time to time, and his existing equity awards will continue to vest in accordance with their terms.

Mr. Alder will also be eligible to continue to participate in the Company’s health and welfare plans on the same terms offered to all plan participants. Mr. Alder (or his beneficiaries in the event of Mr. Alder’s death) may also be eligible to receive certain severance payments and benefits upon termination by the Company without “cause”, by Mr. Alder for “good reason”, or upon “death or disability” (as each such term is defined in the Amended and Restated Employment Agreement, subject in all cases to execution of an effective “release” (as such term is defined in the Amended and Restated Employment Agreement)). Mr. Alder will not receive any additional compensation as a member of the Board.

The foregoing description of the Amended and Restated Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Employment Agreement, which is filed as Exhibit 10.3 to this Current Report and incorporated by reference herein.

Adoption of Non-Employee Director Compensation Policy

Approval of Formal Non-Employee Director Compensation Policy

On September 20, 2022, at the third quarter 2022 meeting of the Board, following market research and advice from its compensation consultant, the Board adopted a formal non-executive director compensation policy that went into effect immediately.

Cash Compensation

Under the policy, non-employee directors will receive a cash retainer for service on the Board and for service on each committee on which the director is a member. The chair of the Board and the chair of each committee receive higher retainers for such service. The policy provides non-employee directors with the following cash compensation for their services:

	MEMBER ANNUAL FEE	CHAIR ADDITIONAL ANNUAL FEE
Board of Directors	$40,000	$35,000
Audit Committee	7,500	17,000
Compensation Committee	5,000	13,000
Nominating and Corporate Governance Committee	5,000	11,000

These retainers are payable in arrears in four equal quarterly installments within thirty days after the end of each calendar quarter, provided that the amount of such payment will be prorated for any portion of such quarter that the director is not serving on the Board. The Company also reimburses directors for their reasonable out-of-pocket expenses in connection with attending Board and committee meetings.

Equity Compensation

In addition to cash compensation, each non-employee director is eligible to receive options under the 2022 Plan. Each option granted under the policy is a nonstatutory stock option and has an exercise price per share equal to the fair market value of the Company’s common stock on the date of grant. Any options granted under this policy have a term of 10 years from the date of grant, subject to earlier termination in connection with a termination of the eligible director’s continuous service with the Company. Vesting schedules for equity awards are subject to the non-employee director’s continuous service on each applicable vesting date.

Notwithstanding any vesting schedule, for each non-employee director who remains in continuous service with the Company until immediately prior to the closing of a change in control, the shares subject to his or her then-outstanding equity awards that were granted pursuant to directors as director compensation will become fully vested immediately prior to the closing of such change in control.

Initial Award

Each new non-employee director who first joins the Board will automatically, upon the date of his or her initial election or appointment to be a non-employee director, be granted an initial, one-time equity award of options to purchase 21,000 shares of common stock of the Company, referred to as the initial grant. One-third of each initial grant award will vest on the first anniversary of the date of grant, with the remainder vesting in equal monthly installments thereafter until the third anniversary of the date of grant, subject to the non-employee director’s continuous service through each applicable vesting date.

Annual Awards

On the date of each annual meeting of the Company’s stockholders, each non-employee director who continues to serve will automatically be granted an option to purchase 10,500 shares of common stock of the Company, which will vest in equal monthly installments over the 12 months following the date of grant, subject to (i) the non-employee director’s continuous service through each applicable vesting date and (ii) that no annual award will be granted to a non-employee director in the same calendar year that such director received his or her initial grant.

One-Time Annual Award Grant to the Board

In light of the Company’s transition to a formal non-employee director compensation policy which includes an annual equity award component and the timing of the transition has occurred after the Company held its 2022 Annual Meeting of Stockholders, the Board approved a one-time, off-cycle annual award of the grant of an option to purchase 10,500 shares of common stock of the Company as part of Board equity compensation for continued service. The option will have a grant date of September 20, 2022, and will vest in full on the day immediately preceding the date of the next year’s annual meeting of stockholders, provided that the applicable non-employee director remains a director as of such vesting date.

Item 8.01. Other Events.

On September 20, 2022, the Company issued a press release announcing the appointment of Mr. Alder as Chief Executive Officer and to the Board, and the resignation of Mr. Richman as Chief Executive Officer.

A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated September 20, 2022.
10.1	Transition Agreement, by and between the Company and Eric Richman, dated September 19, 2022.
10.2	Consulting Agreement, by and between the Company and Eric Richman, dated September 20, 2022 (included as Exhibit A to the Transition Agreement filed herewith as Exhibit 10.1).
10.3	Amended and Restated Employment Agreement, by and between the Company and Matthias Alder, dated September 20, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAIN THERAPEUTICS, INC.

By:	/s/ Salvatore Calabrese
Name:	Salvatore Calabrese
Title:	Chief Financial Officer

Date: September 20, 2022